Exhibit 16.1

16140 SAND CANYON AVE., SUITE 100
IRVINE, CALIFORNIA 92618
HALL&COMPANY Certified Public Accountants, Inc.    (949) 910-HALL (4255)
 TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES  FAX (949) 910-4256

March 15, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Fellows Energy, Ltd., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Fellows Energy Ltd. dated March 8, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Hall & Company Hall & Company